Exhibit 10.3

Execution Copy

SEVENTH AMENDMENT TO

SIXTH AMENDED AND RESTATED

REVOLVING CREDIT AND TERM LOAN AGREEMENT

This Seventh Amendment to Sixth Amended and Restated Revolving Credit and Term Loan Agreement (“Seventh Amendment”) is made as of September 18, 2008, by and among Noble International, Ltd. (“Borrower”), the Lenders parties thereto from time to time and Comerica Bank, as Agent for the Lenders (the “Agent”).

RECITALS

A. Borrower, Agent and the Lenders entered into that certain Sixth Amended and Restated Revolving Credit and Term Loan Agreement dated as of December 11, 2006, as amended by the First Amendment dated as of March 14, 2007, by the Second Amendment dated as of March 28, 2007, by the Third Amendment dated as of May 8, 2007, by the Fourth Amendment dated as of August 24, 2007, by the Fifth Amendment dated as of November 2, 2007 and by the Sixth Amendment dated as of March 20, 2008 (as amended or otherwise modified from time to time, the “Credit Agreement”) under which the Lenders extended (or committed to extend) credit to Borrower, as set forth therein.

B. Borrower has requested that Agent and the Lenders make certain amendments to the Credit Agreement, and Agent and the Lenders are willing to do so, but only on the terms and conditions set forth in this Seventh Amendment.

NOW, THEREFORE, Borrower, Agent and the Lenders agree:

1.

Borrower has requested that the Agent and the Lenders consent to a $12,500,000 term loan (“GE Loan”) to be made by GE Capital Solutions (“GE”) to Borrower, to be secured by a first lien on all equipment of the Borrower and its Subsidiaries located at the following manufacturing facilities: Butler, Indiana; Shelbyville, KY, South Haven, Michigan; Spring Lake, Michigan; Stow, Ohio; Tonawanda, New York; Warren, Michigan and Brantford, Ontario, which is more particularly described on Attachment 3 (the “Pledged Equipment”). The Lenders hereby consent to GE Loan, and to the granting of a lien by the Credit Parties on the Pledged Equipment in favor of GE to support the GE Loan, provided that (a) after giving effect to this Seventh Amendment, no Default or Event of Default shall have occurred and be continuing at the time such sale is consummated both before and after giving effect thereto, (b) the net cash proceeds from the GE Loan shall be used (i) first to repay all outstanding Advances under the Term Loan until the Term Loan has been paid in full, and (ii) then to the extent any balance remaining thereafter, to repay outstanding Advances under the Revolving Credit, without a corresponding reduction in the Revolving Credit Aggregate Commitment, by at least $1,250,000 and (c) the Borrower has provided to Agent a copy of the documentation relating to the GE Loan and such documents are in form and substance satisfactory to the Agent and the Majority Lenders. Upon the satisfaction of the conditions set forth above (including, without limitation, the receipt by the Agent of the proceeds required in clause (b) above), the Agent shall execute and deliver to Borrower, and the Lenders hereby consent to the execution and delivery by the Agent to the Borrower of, any release or discharge documents reasonably required by Borrower, at Borrower’s expense, to evidence the release of the Agent’s security interest in the Pledged Equipment.

2.	The Borrower has informed the Lenders that Noble Metal Processing, Inc. intends to sell the Equity Interests of Noble Metal Processing – Australia Pty LTD. (“Noble Australia”) to Noble European Holdings B.V. on the terms substantially as set forth in the form of Share Sale Agreement previously delivered to Agent (“Noble Australia Acquisition Documents”) (such sale shall be referred to herein as the “Noble Australia Sale”). In connection therewith, the Borrower has requested that the Lenders consent to the Noble Australia Sale pursuant to Section 8.5(f)(iii) of the Credit Agreement. The Lenders hereby consent to the Noble Australia Sale, provided that (a) the Agent shall have received copies of the fully executed Noble Australia Acquisition Documents in form and substance satisfactory to Agent, (b) the total proceeds of the Noble Australia Sale shall not be less than $11,600,000, (c) after giving effect to this Consent and both before and after giving effect to the consummation of the Noble Australia Sale, no Default or Event of Default shall have occurred and be continuing, (d) the Noble Australia Sale is consummated no later than the date which is thirty (30) days after the date of this Consent and (e) the Net Cash Proceeds from the Noble Australia Sale shall be used first to repay outstanding Advances under the Term Loan, if any, and to the extent of any balance remaining thereafter, to repay outstanding Advances under the Revolving Credit, without a corresponding reduction in the Revolving Credit Aggregate Commitment. The Noble Australia Sale as consented to in this Consent shall not be subject to or calculated as part of the limitation on Asset Sales as set forth in Section 8.5(f)(i). Upon the effectiveness of this Consent, the receipt by the Agent of satisfactory evidence that the Noble Australia Sale has been consummated and the receipt by the Agent of any amounts required in clause (e) above, the Agent shall execute and deliver to Borrower, and the Lenders hereby consent to the execution and delivery by the Agent to the Borrower of, any release or discharge documents reasonably required by Borrower, at Borrower’s expense, to evidence the release of the Agent’s security interest in the Equity Interests of Noble Australia, and to deliver to the Borrower the stock certificates and related stock powers of Noble Australia that were pledged to the Agent.

3.	Section 1 of the Credit Agreement is amended as follows:

(a)	The following definition is hereby amended and restated as follows:

“Base Tangible Net Worth” shall mean, as of the last day of any fiscal quarter, an amount equal to the sum of $200,000,000 plus fifty percent (50%) of Consolidated Net Income (not reduced by losses) for each fiscal quarter, commencing with the quarter ending on September 30, 2008.

“Consolidated EBITDA to Interest and Debt Service Coverage Ratio” shall mean (a) for any period through and including the quarter ending September 30, 2008, the ratio of (i) Consolidated EBITDA for the applicable Measuring Period, to (ii) Consolidated Interest Expense of the US/Canadian Companies for the applicable Measuring Period and (b) for any period thereafter, the ratio of (i) Consolidated EBITDA for the applicable Measuring Period, to (ii) the sum of Consolidated Interest Expense of the US/Canadian Companies for the applicable Measuring Period, plus all principal payments paid or due and payable on Debt of the US/Canadian Companies (other than payments in respect of the Revolving Credit or any other revolving credit facility that do not result in a permanent reduction in the applicable commitment), during the applicable Measuring Period; provided, however, that such principal payments (i) for the fiscal quarter ending December 31, 2008, shall be equal to the amount of such principal payments paid or payable during such quarter only, (ii) for the fiscal quarter ending March 31, 2009, shall be equal to the amount of such principal payments paid or payable during the two fiscal quarters quarter ending as of such date and (iii) for the fiscal quarter ending June 30, 2009, shall be equal to the amount of such principal payments paid or payable during the three fiscal quarters quarter ending as of such date.

“Revolving Credit Aggregate Commitment” shall mean Forty Million Dollars ($40,000,000), subject to any increases in the Revolving Credit Aggregate Commitment made from time to time after the Seventh Amendment Effective Date pursuant to Section 2.18 of this Agreement, by an amount not to exceed the Revolving Credit Optional Increase, further subject to reduction or termination under Sections 2.14, 2.15 or 9.2 hereof.

(b)	The following definitions are hereby added to Section 1:

“GE” shall mean GE Capital Solutions and its Affiliates.

“GE Loan” shall mean the $12,500,000 loan to be made by GE pursuant to the GE Loan Documents.

“GE Loan Documents” shall mean the documents executed by and between GE and the Borrower to evidence the GE Loan and the lien on the Pledged Equipment granted to secure the GE Loan, in each case in form and substance satisfactory to the Agent and the Majority Lenders.

“Pledged Equipment” shall mean the equipment described on Schedule 1.5 hereof.

“Seventh Amendment” shall mean that certain Seventh Amendment to Sixth Amended and Restated Revolving Credit and Term Loan Agreement dated as of September 18, 2008, by and among the Agent, the Lenders and the Borrower.

“Seventh Amendment Effective Date” shall mean the date that all conditions to the effectiveness of the Seventh Amendment as set forth in Section 8 of the Seventh Amendment have been satisfied.

4.	Section 7 of the Credit Agreement is hereby amended as follows:

(a)	Section 7.9 is hereby amended and restated as follows:

“7.9 Minimum Availability. Commencing on the Seventh Amendment Effective Date, maintain Unused Revolving Credit Availability at all times of at least $5,000,000; provided, however, that in the event that the Unused Revolving Credit Availability as of any date (“Non-Compliance Date”) is less than the amounts required under this Section 7.9, no Default or Event of Default shall be deemed to have occurred hereunder unless the Borrower has failed to make payments to the Agent, for distribution to the Lenders based on their respective Percentages, in amounts sufficient to cause the Borrower to be in compliance with this Section within three (3) Business Days after such Non-Compliance Date.”

(b)	Section 7.10 is hereby deleted in its entirety and replaced with the following:

“7.10 RESERVED.”

(c)	Section 7.11 is hereby amended and restated in its entirety, as follows:

“7.11 RESERVED.”

(d)	Section 7.12(b) is hereby amended and restated in its entirety, as follows:

“(b) Consolidated EBITDA to Interest and Debt Service Coverage Ratio. Maintain as of the last day of each fiscal quarter, a Consolidated EBITDA to Interest and Debt Service Coverage Ratio of not less than 1.10 to 1.00.”

5.	Section 8 of the Credit Agreement is amended as follows:

(a)	The period (“.”) at the end of clause (j) of Section 8.1 is hereby deleted and replaced with “; and”; and the following is hereby added as new clause (k):

“(k) the GE Loan, provided that the terms and conditions of the consent set forth in Section 1 of the Seventh Amendment have been satisfied or waived by the Majority Lenders.”

(b)	Clause (g) of Section 8.2 is hereby amended and restated as follows:

“(g) Liens on the Pledged Equipment securing the GE Loan pursuant to the terms of the GE Loan Documents; and”

(c)	Section 8.3(e) is hereby amended and restated as follows:

“(e) an unsecured guaranty by Borrower of the Debt described in item 1 of Schedule 8.1 to the Agreement, but only to the extent such guaranty replaces the unsecured guaranty by Noble Metal Processing-West Michigan, Inc. (f/k/a Pullman Industries, Inc.) as described in items 8 and 9 of Schedule 6.20(c) of this Agreement, which was granted in support of such Debt;”

(d)	Section 8.6(c) is hereby amended and restated as follows:

“(c) a Distribution by Borrower in an amount previously declared by Borrower for the fiscal quarter ending June 30, 2008, so long as no Default or Event of Default has occurred and is continuing at the time of the making of such Distribution (both before and after giving effect thereto).”

6.	New Schedule 1.1 attached hereto as Attachment 2 hereby amends, restates and replaces in its entirety the existing Schedule 1.1 to the Credit Agreement.

7.	New Schedule 1.5 (Pledged Equipment) attached hereto as Attachment 3 is hereby added to the Credit Agreement.

8.	This Seventh Amendment shall become effective (according to the terms hereof) on the date that the following conditions have been fully satisfied by Borrower (“Seventh Amendment Effective Date”):

(a)	Agent shall have received counterpart originals of this Seventh Amendment, in each case duly executed and delivered by Borrower and the requisite Lenders and the Agent in form satisfactory to Agent and the Lenders.

(b)	Agent shall have received the Acknowledgment of Guarantor executed and delivered by each Guarantor in the form attached to this Seventh Amendment as Attachment 1.

(c)	The conditions set forth in Section 1 of this Seventh Amendment shall have been satisfied, including, without limitation the repayment in full of all outstanding Term Loan Advances and the application of any remaining proceeds to repay Revolving Credit Advances as set forth therein.

(d)	Borrower shall have paid (i) to the Agent, for pro rata distribution to each Lender that has approved, executed, delivered and released its signature page to this Seventh Amendment by 12:00 pm (est) on September 18, 2008, a nonrefundable amendment fee in an amount equal to five (5) basis points on the Revolving Credit Aggregate Commitment (after giving effect to this Seventh Amendment), (ii) to Agent, for distribution to the Lenders, as applicable, all interest, fees and other amounts, if any, due and owing to the Agent and the Lenders and accrued to the Seventh Amendment Effective Date to the extent requested by the Agent prior to the date hereof and (iii) to Agent, all fees and other amounts, if any, due and owing to the Agent in accordance with any fee letter executed by and among the Agent and Borrower.

9.	Borrower hereby represents and warrants that, after giving effect to the amendments to the Credit Agreement contained herein, (a) execution and delivery of this Seventh Amendment are within such party’s corporate powers, have been duly authorized, are not in contravention of law or the terms of their respective articles of incorporation or bylaws, and except as have been previously obtained do not require the consent or approval, material to the amendments contemplated in this Seventh Amendment, of any governmental body, agency or authority, and this Seventh Amendment and the Credit Agreement will constitute the valid and binding obligations of such undersigned parties enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), (b) the continuing representations and warranties set forth in Sections 6.1 through 6.24 inclusive, of the Credit Agreement are true and correct on and as of the date hereof, and such representations and warranties are and shall remain continuing representations and warranties during the entire life of the Credit Agreement, and (c) as of the Seventh Amendment Effective Date, no Default or Event of Default shall have occurred and be continuing.

10.	Borrower and the Lenders each hereby ratify and confirm their respective obligations under the Credit Agreement, as amended by the Seventh Amendment and agree that the Credit Agreement hereby remains in full force and effect after giving effect to the effectiveness of the Seventh Amendment and that, upon such effectiveness, all references in such Loan Documents to the “Credit Agreement” shall be references to the Credit Agreement as amended by the Seventh Amendment.

11.	Except as specifically set forth above, this Seventh Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement or any of the Notes issued thereunder, or to constitute a waiver by the Lenders or Agent of any right or remedy under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents.

12.	Unless otherwise defined to the contrary herein, all capitalized terms used in this Seventh

Amendment shall have the meaning set forth in the Credit Agreement.

13.	This Seventh Amendment may be executed in counterpart in accordance with Section 14.9 of the Credit Agreement.

14.	This Seventh Amendment shall be construed in accordance with and governed by the laws of the State of Michigan.

[signatures follow on succeeding pages]

IN WITNESS WHEREOF, Borrower, the Lenders and Agent have each caused this Seventh Amendment to be executed by their respective duly authorized officers or agents, as applicable, all as of the date first set forth above.

COMERICA BANK,
as Agent

By:	/s/ James Q. Goudie
Its:	Vice President

Signature Page to Seventh Amendment

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NOBLE INTERNATIONAL, LTD.

By:	/s/ David J. Fallon
Its:	CFO

Signature Page to Seventh Amendment

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COMERICA BANK, as Swing Line Lender, Issuing Lender and a Lender

By:	/s/ James Q. Goudie
Its:	Vice President

Signature Page to Seventh Amendment

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NATIONAL CITY BANK,
as Co-Lead Arranger, Joint Bookrunner, Co-Syndication Agent and a Lender

By:	/s/ Michael Kell
Its:	Vice President

Signature Page to Seventh Amendment

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CITIZENS BANK,
as a Lender

By:	/s/ L. E. Schuster
Its:	Senior Vice President

Signature Page to Seventh Amendment

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ATTACHMENT 1

ACKNOWLEDGMENT OF GUARANTORS

Each of the undersigned, being an authorized officer of the guarantors listed below (collectively, the “Guarantors”) hereby acknowledge that (a) such Guarantor executed a Second Amended and Restated Guaranty dated as of October 12, 2006 (“Guaranty”) and that certain Reaffirmation of Loan Documents dated as of December 11, 2006, pursuant to which such Guarantor guaranteed the obligations of Borrower under that certain Noble International, Ltd. Sixth Amended and Restated Credit Agreement dated as of December 11, 2006 (as amended or otherwise modified from time to time, the “Credit Agreement”), among Noble International, Ltd. (“Borrower”), the Lenders parties thereto from time to time and Comerica Bank, as Agent for the Lenders (the “Agent”) and (b) Borrower, the Lenders and the Agent have executed the Seventh Amendment to the Credit Agreement dated as of date hereof (the “Amendment”). Each of the undersigned hereby ratifies and confirms its obligations under the Credit Agreement and the Guaranty and agrees that the Guaranty remains in full force and effect after giving effect to the effectiveness of the Amendment. Capitalized terms not otherwise defined herein will have the meanings given in the Credit Agreement. This acknowledgment shall be governed by and construed in accordance with the laws of, and be enforceable in, the State of Michigan.

Dated as of the September 19, 2008.

NOBLE ADVANCED TECHNOLOGIES, INC.
NOBLE TUBE TECHNOLOGIES, LLC
NOBLE LOGISTIC SERVICES, INC.
NOBLE METAL PROCESSING-OHIO, LLC
NOBLE METAL PROCESSING-WEST MICHIGAN, INC. (f/k/a PULLMAN INDUSTRIES, INC.)
PULLMAN INVESTMENTS LLC
NOBLE METAL PROCESSING-INDIANA, INC. (f/k/a PULLMAN INDUSTRIES OF INDIANA, INC.)
NOBLE MANUFACTURING GROUP, INC.
NOBLE METAL PROCESSING, INC.
NOBLE LAND HOLDINGS, INC.
PROTOTECH LASER WELDING INC.
NOBLE SWISS HOLDINGS, LLC
NOBLE METAL PROCESSING-NEW YORK, INC.
NOBLE METAL PROCESSING-KENTUCKY, G.P.
TAILOR STEEL AMERICA, LLC
NOBLE TSA, LLC

By:	/s/ David J. Fallon
Name:	David J. Fallon
Title:	Chief Financial Officer of each of the foregoing entities

Signature Page to Seventh Amendment

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ATTACHMENT 2

Schedule 1.1

Pricing Matrix

Noble International, Ltd.

Revolving Credit and Term Loan Facilities

(basis points per annum)

Basis for Pricing	Level I	Level II	Level III**	Level IV
Total Debt to EBITDA Ratio*	< 2.00 to 1.00	≥ 2.00 to 1.00 but < 2.50 to 1.00	≥ 2.50 to 1.00 but < 3.00 to 1.00	≥ 3.00 to 1.00
Revolving Credit Eurocurrency-Based Rate Margin	325.00	350.00	370.00	425.00
Revolving Credit Prime-Based Rate Margin	150	150	170.00	250.00
Revolving Credit Facility Fee	25.00	25.00	30.00	50.00
Letter of Credit Fees (exclusive of facing fees)	250.00	275.00	295.00	400.00

*	Definitions as set forth in the Credit Agreement.

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Attachment 3

Schedule 1.5

Pledged Equipment

The equipment and machinery attached as Attachment 1 to that certain payoff letter relating to the Borrower dated September 19, 2008 executed by Comerica Bank and delivered to General Electric Capital Corporation.

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